Exhibit 23.1

Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Incentive Award Plan and the 2024 Employee Stock Purchase Plan of GRAIL, Inc. of our report dated March 8, 2024, with respect to the consolidated financial statements of GRAIL, LLC incorporated by reference in its Form 10 (File No. 001-42045) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 21, 2024